Exhibit 16.1

November 14, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Traffix, Inc.’s statements included under Item 4.01 of its Form 8-K, filed on November 14, 2007, and we agree with the statements concerning our firm.

Very truly yours,

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP